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                                                                     EXHIBIT 11

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS


                                                         1997           1998           1999
                                                     -----------    -----------    -----------
BASIC
  Income (in millions)
    Continuing operations                            $       183    $       188    $       176
    Deduct dividends on preferred shares                     (13)           (10)            --
                                                     -----------    -----------    -----------
    Income applicable to common stock
     from continuing operations                              170            178            176
    Discontinued gaming operations                            67            109             --
    Cumulative effect of accounting change                    --             --             (2)
                                                     -----------    -----------    -----------
    Income applicable to common stock                $       237    $       287    $       174
                                                     ===========    ===========    ===========
  Shares
      Weighted average common shares                 249,723,000    250,306,000    266,433,000
                                                     ===========    ===========    ===========
  Basic earnings per common share
    Continuing operations                            $      0.68    $      0.71    $      0.66
    Discontinued gaming operations                          0.27           0.44             --
    Cumulative effect of accounting change                    --             --          (0.01)
                                                     -----------    -----------    -----------
    Net income                                       $      0.95    $      1.15    $      0.65
                                                     ===========    ===========    ===========
DILUTED
  Income (in millions)                               $       183    $       188    $       176
    Continuing operations
    Add after tax interest applicable to
     5% convertible notes                                     15             15             15
                                                     -----------    -----------    -----------
    Before extraordinary item, as adjusted                   198            203            191
    Discontinued gaming operations                            67            109             --
    Cumulative effect of accounting change                    --             --             (2)
                                                     -----------    -----------    -----------
    Net income                                       $       265    $       312    $       189
                                                     ===========    ===========    ===========
  Shares
    Weighted average common shares - basic           249,723,000    250,306,000    266,433,000
    Assuming conversion of preferred stock            13,645,000      9,845,000             --
    Assuming conversion of 5% convertible notes       15,489,000     15,489,000     22,558,000
    Dilutive effect of assumed option exercises
     (as determined by the application of the
      treasury stock method)                           2,374,000      1,909,000      1,204,000
                                                     -----------    -----------    -----------
    Common and common equivalent shares
     as adjusted                                     281,231,000    277,549,000    209,195,000
                                                     ===========    ===========    ===========
  Diluted earnings per common share
    Continuing operations                            $      0.70(1) $      0.73(1) $      0.66
    Discontinued gaming operations                          0.24(1)        0.39(1)          --
    Cumulative effect of accounting change                    --             --          (0.01)
                                                     -----------    -----------    -----------
    Net income                                       $      0.94    $      1.12    $      0.65
                                                     ===========    ===========    ===========


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(1)  This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although it is contrary to paragraph 13 of Statement of Financial Accounting Standards No. 128 because it produces an anti-dilutive result for continuing operations in the 1997 and 1998 periods.